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                                                                   Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 16, 2000 relating to the financial statements and financial statement schedule of Fargo Electronics, Inc., which appear in Fargo Electronics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


                                                      PricewaterhouseCoopers LLP

Minneapolis, Minnesota
May 9, 2000